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                                                                   Exhibit 10.26

                              (Summary Translation)
                      LOAN REPAYMENT CONFIRMATION AGREEMENT

This Agreement is made by and between Jiangxi LDK Solar Hi-Tech Co., Ltd. (hereinafter referred to as "Party A") and Mr. Xiaofeng Peng (hereinafter referred to as "Party B").

WHEREAS,

1. Party B has an outstanding loan in the aggregate principal amount of Rmb 200 million made to Party A pursuant to a loan agreement with Party A (hereinafter referred to as the "Loan Agreement"); and

2. Party B designated Xinyu City Cheng Dong Construction Investment Corporation (hereinafter referred to as the "Company") as the recipient of the repayment in the aggregate amount of Rmb 10 million by Party A under the Loan Agreement on March 29, 2006.

NOW, THEREFORE, Party A and Party B, subject to the terms and conditions set forth herein, agree as follows:

1. Party A and Party B hereby acknowledge the following facts: Party B designated the Company on March 29, 2006 as the recipient of the repayment in the aggregate amount of Rmb 10 million by Party A under the Loan Agreement (hereinafter referred to as the "Assigned Principal"), and the repayment of Rmb 10 million did not include interest accrued with respect to the Assigned Principal pursuant to the Loan Agreement (hereinafter referred to as the "Interest").

2. Party B hereby confirms that Party A repaid the Assigned Principal to the Company on March 29, 2006 in conformance with Article 1 of this Agreement and that Party A shall be deemed to have fulfilled its obligation under the Loan Agreement to repay the principal amount of Rmb 10 million to Party B.

3. Party A and Party B hereby confirm that, except for the Interest accrued with respect to the Assigned Principal, the rights and obligations of Party B and Party A associated with the repayment of the aggregate loan amount of Rmb 10 million under the Loan Agreement shall have ceased to exist since March 29, 2006.

4. Neither party may modify this Agreement without the consent of the other party.

5. Any supplement to this Agreement to deal with matters not explicitly provided herein shall be subject to the consent of all the parties hereto.

6. This Agreement shall become effective upon signing by the respective authorized representatives and fixing hereunto of corporate chops by the respective parties.

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7.   This Agreement is made in two original copies, and each party shall keep one copy hereof.


PARTY A
Jiangxi LDK Solar Hi-Tech Co., Ltd. (sealed)


PARTY B
/s/ Xiaofeng Peng
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Xiaofeng Peng


Date: April 8, 2006